UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below under Item 5.07 of this Current Report on Form 8-K, NanoVibronix, Inc. (the “Company”) held its 2024 annual meeting of stockholders on December 19, 2024 (the “Annual Meeting”), at which the Company’s stockholders approved the NanoVibronix, Inc. 2024 Long-Term Incentive Plan (the “Incentive Plan”).

For more information about the Incentive Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (“SEC”) on October 29, 2024 (the “Proxy Statement”), the relevant portions of which are incorporated herein by reference. The foregoing description of the Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Incentive Plan, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 19, 2024, the Company held the Annual Meeting. As of the close of business on October 28, 2024, the record date for the Annual Meeting, there were 3,752,354 shares of common stock, par value $0.001 per share (“Common Stock”), outstanding and entitled to vote. Holders of the Company’s Common Stock with a total aggregate voting power of 2,046,820 votes were present in person or represented by proxy at the Annual Meeting. The matters described below were submitted to a vote of the Company’s stockholders at the Annual Meeting. Each proposal is described in detail in the Company’s Proxy Statement filed with the SEC on October 29, 2024. All proposals were approved by the Company’s stockholders.

Proposal 1 — Election of Directors

A proposal to elect eight nominees to serve on the Company’s board of directors , for a term of one year or until their respective successors are elected and qualified, for which the following are nominees: Aurora Cassirer, Christopher Fashek, Michael Ferguson, Martin Goldstein, M.D., Harold Jacob, M.D., Thomas Mika, Brian Murphy, and Maria Schroeder. The results of the voting were as follows:

Nominees	Votes For	Withheld	Broker Non-Votes
Aurora Cassirer	683,042	216,780	1,146,998
Christopher Fashek	683,990	215,832	1,146,998
Michael Ferguson	680,244	219,578	1,146,998
Martin Goldstein, M.D.	685,652	214,170	1,146,998
Harold Jacob, M.D.	684,963	214,859	1,146,998
Thomas Mika	668,461	231,361	1,146,998
Brian Murphy	684,251	215,571	1,146,998
Maria Schroeder	681,174	218,648	1,146,998

Proposal 2 — Ratification of Appointment of Auditor

A proposal to ratify the appointment of Zwik CPA, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the voting were as follows:

For	Against	Abstentions
2,006,926	25,623	14,271

Proposal 3 — Approval of the NanoVibronix, Inc. 2024 Long-Term Incentive Plan

A proposal to approve the NanoVibronix, Inc. 2024 Long-Term Incentive Plan. The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
635,057	262,753	2,012	1,146,998

Proposal 4 — Advisory Vote on Executive Compensation

A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. The results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
629,513	265,874	4,435	1,146,998

Proposal 5 — Adjournment Proposal

A proposal to approve an adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of any one or more of the proposals presented at the Annual Meeting (the “Adjournment Proposal”). The results of the voting were as follows:

For	Against	Abstentions
1,656,819	376,540	13,461

Although the Adjournment Proposal received sufficient votes to be approved, no motion to adjourn the Annual Meeting was made because the adjournment of the Annual Meeting was determined not to be necessary or appropriate.

The results reported above are final voting results. No other matters were considered or voted upon at the meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	NanoVibronix, Inc. 2024 Long-Term Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoVibronix, Inc.

Date: December 20, 2024	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer